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EXHIBIT 10.3

FIRST AMENDMENT TO COLLABORATION AGREEMENT
DATED AUGUST 1, 1997, BETWEEN VYREX CORPORATION
AND THE IMMUNE RESPONSE CORPORATION

RECITALS

    WHEREAS, Vyrex Corporation (hereinafter "Vyrex") and The Immune Response Corporation (hereinafter "IRC") entered in a Collaboration Agreement effective as of August 1, 1997 (hereinafter "Agreement"), pursuant to which, inter alia, the parties agreed to conduct a collaborative research program and Vyrex, as the exclusive worldwide licensee of patent rights and know-how relating to CD-Tagging™ technology, granted to IRC certain exclusive worldwide rights to develop, make, use, offer for sale, sell and import Products (as defined in the Agreement), and to conduct the Program (as defined in the Agreement).

    WHEREAS, Vyrex is the owner and assignee of all right, title and interest in certain antioxidant compounds, methods, processes, procedures and uses specifically set forth in Appendix I hereto and thereby incorporated by reference herein (hereinafter collectively referred to as "VANTOX-N").

    WHEREAS, Vyrex and IRC desire to evaluate VANTOX-N for potential applications within the Field and Scope of the Program.

    WHEREAS, Vyrex agrees to grant IRC an exclusive world-wide license to VANTOX-N under the terms and conditions set forth below.

    NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, Vyrex and IRC agree to amend the Agreement, and otherwise agree, as follows:

1. DEFINITIONS

    Article 1 of the Agreement is hereby amended to add the following new definitions, and to amend the definition of "Product" as follows:

1.1
"VANTOX-N" shall mean the compounds, methods, processes, procedures and uses described in Appendix I hereto, which, based upon testing conducted by or on behalf of the parties during and in the performance of the Program, have demonstrated, in the reasonable discretion of the Steering Committee (as defined in the Agreement), potential utility in the Field and within the Scope (as defined in the Agreement).

1.2
"VANTOX-N Improvement" shall mean any compound, process, method, procedure, derivative or use (a) which constitutes an improvement to VANTOX-N conceived by or on behalf of, Vyrex or IRC during the performance of the Program; (b) which based upon testing conducted by or on behalf of the parties during and in the performance of the Program, has demonstrated, in the reasonable discretion of the Steering Committee (as defined in the Agreement), potential utility in the Field (as defined in the Agreement); and (c) which, if patentable, claims priority of U.S. Patent Application Serial No. 09/075,356 filed May 8, 1998, entitled "Water-Soluble Pro-Drugs of Propofol".

1.3
"VANTOX-N Know-How"shall mean all information and data, which is not generally known including, but not limited to, syntheses, formulae, procedures, protocols, techniques and results of experimentation and testing, which are necessary or useful to develop, synthesize, manufacture, use, practice or sell VANTOX-N or any VANTOX-N Improvement.

1.4
"First Amendment Commencement Date" shall mean June 24, 1998.

1.5
"VANTOX-N Patent Rights" shall mean, collectively, (a) the patent rights specifically described in Appendix I; and (b)(i) any and all patent applications heretofore or hereafter filed or having legal force in any country, which claim a VANTOX-N Improvement and/or VANTOX-N Know-How; (ii) all patents that issue therefrom, including utility, model and design patents and certificates of invention; and (iii) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions of additions to any such patent applications and patents. VANTOX-N Patent Rights shall be excluded from Program Patent Rights as defined in Paragraph 1.22 of the Agreement.

1.6
"Product" shall mean, collectively, (a) a product which incorporates or contains a Program Compound (as defined in the Agreement), and/or (b) a product which incorporates, contains, uses, is based on or results from VANTOX-N or a VANTOX-N Improvement.

2. REPRESENTATIONS AND WARRANTIES

    Each party hereby represents and warrants to the other party as follows:

2.1
Each party has the corporate power, authority and the legal right to enter into this Amendment and to perform its obligations hereunder, and has taken all necessary corporate action on its part to authorize the execution and delivery of the Amendment and the performance of its obligations hereunder. The Amendment has been duly executed and delivered on behalf of such party, and constitutes a legal, valid and binding obligation, enforceable against such party in accordance with its terms

2.2
All necessary consents, approvals and authorizations of all governmental authorities and other Persons (as defined in the Agreement) required to be obtained by such party in connection with the Amendment have been obtained.

2.3
The execution and delivery of the Amendment, and the performance of such party's obligations hereunder, do not conflict with or violate any requirement of applicable laws or regulations, and do not conflict with, or constitute a default under, any contractual obligations of such party.

2.4
Nothing in this Amendment shall be construed as a representation made, or warranty given, by either party that any patent will issue based upon any pending patent application within the VANTOX-NPatent Rights, that any patent issued with respect thereto will be valid, or that the use of any license granted hereunder, or the use of any VANTOX-NPatent Rights or VANTOX-N Know-How will not infringe the patent or intellectual patent rights of any other Person. Furthermore, neither party makes any representations or warranties, express or implied, with respect to VANTOX-N Patent Rights or VANTOX-N Know-How, including without limitation, merchantability or fitness for a particularpurpose.

3. LICENSE GRANTS

    Article 6 of the Agreement is hereby amended to add the following new provision:

3.1
Vyrex hereby grants to IRC an exclusive worldwide license (with the exclusive right to grant sublicenses) under Vyrex' rights in the VANTOX-N Patent Rights and VANTOX-N Know-How (a) to conduct the Program, and (b) to develop, make, use, offer for sale, sell and import Products.

4. PROGRAM INVENTIONS AND PATENT RIGHTS

    Article 10 of the Agreement is hereby amended to add the following new provisions:

4.1
Vyrex shall solely own the entire right, title and interest in all VANTOX-N, VANTOX-N Improvements, VANTOX-N Patent Rights and VANTOX-N Know-How.

4.2
Vyrex, at its sole cost, shall be responsible for and shall have the sole right to control the preparation, filing, prosecution and maintenance of VANTOX-N Patent Rights. The provisions of Section 10.3 of the Agreement additionally shall apply to the VANTOX-N Patent Rights.

4.3
Upon expiration of the Agreement under Section 11.1 of the Agreement, the license under the VANTOX-N Know-How granted to IRC pursuant to Section 3.1 of this Amendment shall continue and become a perpetual and fully-paid license.

5. RELATION TO OTHER DOCUMENTS

5.1
The Program Workplan (as defined in the Agreement), when drafted, shall include reference to VANTOX-N.

5.2
Vyrex and IRC agree that, except as specifically provided in this Amendment, all other terms and conditions set forth in the Agreement shall remain in full force and effect and shall govern the rights and obligations of the parties hereto.

5.3
The parties agree that in the event of any conflict or inconsistency between the Agreement and the specific provisions of this Amendment, the provisions of this Amendment shall control in all respects.

    IN WITNESS WHEREOF, the parties have executed this amendment effective as of the First Amendment Commencement Date at La Jolla, California.

For VYREX CORPORATION:
By:	/s/ SHELDON S. HENDLER Sheldon S. Hendler, PhD., M.D. Chairman and Chief Executive Officer
For THE IMMUNE RESPONSE CORPORATION:
By:	/s/ DENNIS J. CARLO Dennis J. Carlo, Ph.D. Chief Executive Officer

APPENDIX I

VANTOX-N shall mean any compound, method, process, procedure or use claimed in U.S. Patent Application Serial No. 09/075,356, filed May 8, 1998, entitled "Water-Soluble Pro-Drugs of Propofol"and any United States and foreign patent applications that claim priority thereof; all patents that have issued or in the future issue therefrom, including utility, model and design patents and certificates of invention; and all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patent applications and patents.

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FIRST AMENDMENT TO COLLABORATION AGREEMENT DATED AUGUST 1, 1997, BETWEEN VYREX CORPORATION AND THE IMMUNE RESPONSE CORPORATION
RECITALS
1. DEFINITIONS
2. REPRESENTATIONS AND WARRANTIES
3. LICENSE GRANTS
4. PROGRAM INVENTIONS AND PATENT RIGHTS
5. RELATION TO OTHER DOCUMENTS
APPENDIX I